UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 9, 2008

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA 0-13801 95-2888568

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification Number)

18111 Von Karman, Suite 600

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 4, 2008, Quality Systems, Inc. (“QSI”) held its 2008 Annual Meeting. QSI shareholders were asked to consider and vote upon the following three proposals:

1.	To elect nine persons to serve as directors of QSI.

2.	To ratify the appointment of Grant Thornton, LLP as independent public accountants of QSI for the fiscal year ending March 31, 2009.

3.	To approve an amendment to QSI's Bylaws changing the definition of “independent” director.

On September 9, 2008, the independent inspector of election issued its final report on the results of the shareholder vote as follows:

Proposal No. 1 – Election of Directors	Votes For	Withheld

Name of Management Nominee

George Bristol	22,471,224	103,552
Patrick Cline	22,469,844	103,552
Philip N. Kaplan	22,468,600	103,552
Vincent J. Love	22,469,252	103,552
Russell Pflueger	22,468,614	103,552
Steven T. Plochocki	22,467,958	103,552
Sheldon Razin	22,458,849	103,552
Robert L. Smith	12,828	103,552

Name of Ahmed Hussein Nominee

Murray Brennan, M.D.	23,551,142	15,168
Thomas R. DiBenedetto	101,102	15,168
Ibrahim Fawzy	200,550	15,168
Edwin Hoffman	101,102	15,168
Ahmed Hussein	23,551,143	15,168
Joseph D. Stillwell	100,202	15,168

	For	Against	Abstain
Proposal No. 2 – Ratification of Accountants	22,872,497	28,814	22,511
Proposal No. 3 – Amendment of Bylaws	9,297,766	13,561,911	64,143

As a result of the shareholder vote, (i) with respect to Proposal No. 1, Messrs. Brennan, Bristol, Cline, Hussein, Kaplan, Love, Plueger, Plochocki, and Razin were elected to serve as directors, (ii) Proposal No. 2 was approved and (iii) proposal No. 3 failed to receive the votes required to pass and was not approved. On September 10, 2008, QSI issued a press release containing further information concerning the annual meeting results. A copy of that press release is set forth on Exhibit 99.1 attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 10, 2008, concerning final results of 2008 Annual Shareholders’ Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2008

QUALITY SYSTEMS, INC. By: /s/ Paul Holt
Paul Holt Chief Financial Officer

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